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                                                                   EXHIBIT 10.12


                         CAPITAL CONTRIBUTION AGREEMENT

     This CAPITAL CONTRIBUTION AGREEMENT (the "Agreement"), dated as of
                                               ---------
December 19, 2000, is by and between SOUTHERN ENERGY, INC., a Delaware corporation ("SEI"), and SOUTHERN ENERGY MID-ATLANTIC, LLC, a Delaware limited
              ---
liability company ("SEMA").
                    ----

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, SEI owns one hundred percent (100%) of the limited liability company interests of each of Southern Energy Potomac River ("SE Potomac River")
                                                             ----------------
and Southern Energy Peaker ("SE Peaker"); and
                             ---------

     WHEREAS, SEMA is a wholly owned indirect subsidiary of SEI; and

     WHEREAS, SEI and Potomac Electric Power Company ("Pepco") are parties to a
                                                       -----
certain Asset Purchase and Sale Agreement dated as of June 7, 2000, as amended; and

     WHEREAS, SEI has agreed to assign its rights, but not its obligations, to certain assets under the Asset Purchase and Sale Agreement to SEMA, SE Potomac River, and SE Peaker pursuant to which SE Potomac River will acquire the Potomac River Station and SE Peaker will acquire the Chalk Point Station combustion turbines and rights to the SMECO combustion turbine; and

     WHEREAS, SEMA is a party to those certain eleven (11) Participation Agreements of even date herewith (each, a "Participation Agreement") between
                                           -----------------------
SEMA, each of the eleven (11) Owner Lessors and other parties pursuant to which SEMA will lease one hundred percent (100%) of the undivided interest in the Dickerson base-load units 1, 2, and 3 from four (4) of the Owner Lessors, and will lease one hundred percent (100%) of the undivided interest in the Morgantown base-load units 1 and 2 from seven (7) of the Owner Lessors, and will derive substantial benefit from the lease transactions; and

     WHEREAS, it is a condition precedent to the effectiveness of each of the Participation Agreements that SEI have executed and delivered this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  The following terms shall have
                         ---------------------
the respective meanings set forth above or in this Section 1.01. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to each of the Participation Agreements. The rules of usage set forth in the General Provisions of Appendix A to each of the Participation Agreements apply to this Agreement except as otherwise provided herein.
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          "Chalk Point Station" means that certain coal, oil and gas-fueled
           -------------------
     generating facility located on the Patuxent River in Aquasco, Maryland.

          "Dickerson Station" means that certain coal, oil and gas-fueled fired
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     generating facility located on the Potomac River near Dickerson, Maryland.

          "Material Adverse Effect" means any event or circumstance that has had
           -----------------------
     or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or assets of SEMA and its Designated Subsidiaries, taken as a whole, or SEI, as the case may be, or the ability of SEMA or any such Designated Subsidiary to perform its obligations under any of the Operative Documents and, with respect to SEI only, that could have a material adverse effect on the ability of SEI to receive distributions from any Structured Company to pay amounts owed by it from time to time under this Agreement or the validity and enforceability of this Agreement or the material rights and remedies granted hereunder.

          "Morgantown Station" means that certain coal and oil-fueled generating
           ------------------
     facility located on the Potomac River near Newburg, Maryland.

          "Participation Agreement" has the meaning set forth in the Recitals to
           -----------------------
     this Agreement.

          "Potomac River Station" means that certain coal-fueled generating
           ---------------------
     facility located on the Potomac River in Alexandria, Virginia.

          "Representatives" means the members, employees, agents, auditors,
           ---------------
     attorneys, consultants or advisors of SEMA or SEI.

          "SMECO" means the Southern Maryland Electric Cooperative.
           -----

          "Structured Company" means SE Potomac River or SE Peaker.
           ------------------

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

          SECTION 2.01.  Representations and Warranties.  SEI hereby represents
                         ------------------------------
and warrants as follows:

          (a) Organization.  SEI is a corporation duly organized, validly
              ------------
     existing and in good standing under the laws of the State of Delaware.

          (b) Power and Authority.  SEI has the corporate power to execute,
              -------------------
     deliver and perform its obligations under this Agreement and to take all action necessary to consummate the transactions contemplated by this Agreement.

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          (c) Due Authorization.  The execution, delivery and performance by SEI
              -----------------
     of this Agreement have been duly authorized by all necessary corporate action and do not (i) contravene its certificate of incorporation or bylaws, (ii) conflict with or contravene any Requirement of Law or Governmental Approval to which it is subject, or (iii) result in the imposition of Liens upon any of its assets except, in the case of (ii) and
     (iii) to the extent such conflict or contravention or Lien has not had or could not reasonably be expected to have a Material Adverse Effect as to SEI.

          (d) Governmental Approval.  No authorization or approval or other
              ---------------------
     action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by SEI of this Agreement, except for those which have been duly obtained or made and are in full force and effect.

          (e) Binding and Enforceable.  This Agreement constitutes the legal,
              -----------------------
     valid and binding obligation of SEI enforceable against SEI in accordance with its terms, subject to laws affecting the enforcement of creditors' rights generally and to general principles of equity.

          (f) No Violation.  The execution, delivery and performance by SEI of
              ------------
     this Agreement do not violate, in a manner which has had or would reasonably be expected to have a Material Adverse Effect as to SEI, or require any consent under, any agreement binding on it.

          (g) Proceedings.  There are no legal or arbitral proceedings, or any
              -----------
     proceedings by or before any Governmental Authority, now pending or threatened against SEI or its property or rights which could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE III

                               COVENANTS OF SEI

          SECTION 3.01.  Affirmative Covenants of SEI.  So long as either
                         ----------------------------
Structured Company shall not be a wholly owned Subsidiary of SEMA or shall not have consolidated with or merged into SEMA or a wholly owned Subsidiary of SEMA, SEI will cause such Structured Company to:

          (a) Section V of the Participation Agreements.  Take any action
              -----------------------------------------
     required to comply with Section V of each of the Participation Agreements.

          (b) Inspection Rights, Etc.  Permit SEMA or any Representatives
              ----------------------
     thereof to examine and make copies of and abstracts from records and books of, and visit the properties of such Structured Company to discuss the affairs, finances and accounts of, such Structured Company with any of its officers or directors and with its independent certified public accountants from time to time during normal business hours upon reasonable notice.
     Such Structured Company shall coordinate and consolidate visits by SEMA and its Representatives (including the examination of records and books and the making of copies and abstracts of records and books) at mutually convenient times and in such a manner so as to minimize the

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     disruption to the operations of such Structured Company and to the costs associated with such visits.

          SECTION 3.02.  Negative Covenants of SEI.  So long as either
                         -------------------------
Structured Company shall not be a wholly owned Subsidiary of SEMA or shall not have consolidated with or merged into SEMA or a wholly owned Subsidiary of SEMA, SEI will cause such Structured Company not to:

          (a) Section VI of the Participation Agreements.  Take any action which
              ------------------------------------------
     is prohibited under Section VI of each of the Participation Agreements.

          (b) Amendment to Intercompany Notes.  Permit either Structured Company
              -------------------------------
     to amend either the Peaker Note or the Potomac River Note, as the case may be.

          (c) Limited Liability Company Agreements.  Amend Section 14 of either
              ------------------------------------
     Structured Company's respective limited liability company agreement.

          (d) Limitations on Restricted Payments.  Permit either Structured
              ----------------------------------
     Company to make a Restricted Payment except for cash distributions made to SEI or cash payments made to SEMA.

          SECTION 3.03.  Additional Covenants of SEI.  So long as either
                         ---------------------------
Structured Company shall not be a wholly owned Subsidiary of SEMA or shall not have consolidated with or merged into SEMA or a wholly owned Subsidiary of SEMA, SEI will:

          (a) Contributions to SEMA.  Contribute or cause to be contributed to
              ---------------------
     SEMA's capital (a "SEMA Contribution") an amount equal to any amount
                        -----------------
     distributed by such Structured Company to SEI on account of SEI's limited liability company interest in such Structured Company. SEMA Contributions shall be made substantially concurrently with the receipt by SEI of the related distribution from a Structured Company.

          (b) Distributions by Such Structured Company.  Unless prohibited by
              ----------------------------------------
     law, cause such Structured Company to make distributions to SEI not less frequently than once per quarter of all cash available after taking into account projected cash requirements, including mandatory debt service, prepayments permitted under the Peaker Note and Potomac River Note and maintenance reserves as reasonably determined by SEI.

          (c) Transfers of Such Structured Company.  Not transfer directly or
              ------------------------------------
     indirectly any of its limited liability company interest in such Structured Company to any Person other than (i) a company of which SEMA is a Subsidiary which concurrently transfers such interest to SEMA or a wholly owned Subsidiary of SEMA or (ii) SEMA or a wholly owned Subsidiary of SEMA, either directly or by causing such Structured Company to be consolidated with or merged into SEMA or a wholly owned Subsidiary of SEMA. Any transfers of interests in the Structured Companies to SEMA shall be made as a contribution to SEMA's capital by SEI, directly or indirectly, through SEI's direct and indirect subsidiaries.

          (d) Financial Statements.  Deliver to SEMA audited annual financial
              --------------------
     statements of SEI on a consolidated basis within 120 days following the end of each fiscal year of SEI

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     and unaudited quarterly financial statements of SEI on a consolidated basis within 60 days following the end of each of the first three quarters of SEI.

          SECTION 3.04.  Obligations Absolute, Etc.  SEI further covenants and
                         -------------------------
agrees:

          (a) The obligation of SEI hereunder to make capital contributions to SEMA in accordance with the terms of this Agreement (i) constitutes a direct obligation of SEI to SEMA for the benefit of the Owner Lessors, and
     (ii) shall be enforceable by SEMA, any of the Owner Lessors or any of the Indenture Trustees.

          (b) The obligation of SEI hereunder to make or to cause to be made capital contributions in accordance with the terms of this Agreement is and shall be absolute and unconditional and is not, and shall not be, subject to any defense or right of setoff, counterclaim, deduction, diminution, abatement, recoupment, suspension, deferment or reduction or any other legal or equitable defense which SEI has or hereafter may have, against any other Person (including SEMA or the Owner Lessors) for any reason whatsoever (including, without limitation, any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of any or all of SEMA's obligations under the Operative Documents, in bankruptcy or otherwise).

          (c) The obligations of SEI hereunder shall be absolute and unconditional irrespective of:

              (i) any lack of validity, enforceability or value of any Operative Document or any other agreement or instrument relating thereto;

              (ii) any change in the time, manner or place of payment of, or in any other term of, any Operative Document, or any amendment or waiver thereof, or any consent to departure from any of the foregoing agreements;

              (iii) any release or amendment or waiver of or consent to departure from the terms of any Operative Document;

              (iv) any failure to pay any taxes which may be payable with respect to the performance of its obligations hereunder by SEI or failure to obtain any authorization or approval from or other action by, or to notify or file with, any Governmental Authority or regulatory body required in connection with the performance of such obligations by SEI; or

              (v) any impossibility or impracticability of performance, force majeure, any act of any government, or other circumstance which might constitute a defense available to, or a discharge of, SEI, or a surety, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section.

          (d) Except as permitted in Section 4.11 hereof, SEI has no right, and shall have no right, to terminate this Agreement or to be released, relieved or discharged from any obligation or liability hereunder for any reason whatsoever.

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          (e) To the extent permitted by applicable law, the obligations of SEI hereunder will be performed regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of any Operative Document or any other document related thereto or the rights of any Person with respect thereto.

                                   ARTICLE IV

                                 MISCELLANEOUS

          SECTION 4.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement, nor consent to any departure by SEI therefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of SEI and SEMA, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment that would adversely affect the holders of the Lessor Notes shall be effective without the consent of the Indenture Trustees and no amendment that would adversely affect the Owner Lessors shall be effective without the consent of the Owner Lessors.

          SECTION 4.02.  Notices, Etc.  All notices and other communications
                         ------------
provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, if to SEI, at 1155 Perimeter Center West, Atlanta, Georgia 30338-4780, Attention: President, cc: General Counsel, and if to SEMA, at 1155 Perimeter Center West, Atlanta, Georgia 30338-4780, Attention:
President, or, as to SEI or SEMA, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied or emailed, be effective when deposited in the mails or telecopied, respectively.

          SECTION 4.03.  Waiver.  No failure on the part of SEMA to exercise,
                         ------
and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 4.04.  Certain Waivers.  To the fullest extent permitted by
                         ---------------
applicable law, SEI hereby expressly waives diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting the liability of SEMA under the Operative Documents, all notices relating to a capital contribution, including, without limitation, notice of acceptance of this Agreement and the incurring of the obligation to make or to cause to be made a capital contribution, and any requirement that SEMA exhaust any right, power, or remedy or proceed against SEI hereunder.

          SECTION 4.05.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of New York.

          SECTION 4.06.  Consent to Jurisdiction.  With respect to any legal
                         -----------------------
action or proceeding against SEI arising out of or in connection with this Agreement or any other Operative Document, SEI hereby irrevocably (i) consents to the jurisdiction of any state or federal court located in the State of New York, (ii) consents to the service of process outside the territorial jurisdiction of

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

said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to the address specified pursuant to Section 4.02 hereof, and (iii) waives any objection to the venue of the aforesaid courts and any objection that the aforesaid courts are an inconvenient forum.

          SECTION 4.07.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO
                         --------------------
HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER OPERATIVE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 4.08.  Expenses.  SEI will, upon demand, pay to the Owner
                         --------
Lessors and the Indenture Trustees any and all reasonable expenses, including attorneys' fees and expenses, incurred by it in connection with the exercise or enforcement of any of its rights or interests hereunder.

          SECTION 4.09.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 4.10.   Severability.  If any provision of this Agreement
                          ------------
shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

          SECTION 4.11.  Termination.  This Agreement shall terminate with
                         -----------
respect to a Structured Company at the time such Structured Company becomes a wholly owned Subsidiary of SEMA or consolidates with or merges into SEMA or a wholly owned Subsidiary of SEMA.

          SECTION 4.12.  Third Party Beneficiary.  SEI hereby acknowledges that
                         -----------------------
the Owner Lessors, the Indenture Trustees and the holders of the Lessor Notes are intended to benefit from the transactions contemplated by this Agreement and the representations, warranties and covenants made by SEI hereunder, and agrees that the Owner Lessors, Indenture Trustees and holders of the Lessor Notes shall be third party beneficiaries of this Agreement and shall be entitled to enforce its performance in reliance thereon.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    SOUTHERN ENERGY, INC.

                                    By /s/ J. William Holden III
                                       ------------------------------------
                                     Name: J. William Holden III
                                     Title: Vice President and Treasurer



                                    SOUTHERN ENERGY
                                    MID-ATLANTIC, LLC

                                    By /s/ Gary J. Kubik
                                       ------------------------------------
                                     Name: Gary J. Kubik
                                     Title: Vice President, Chief Financial
                                            Officer and Treasurer


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